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                                                                     EXHIBIT 3.2

                        FREESEAS INC. (THE "CORPORATION")
                        (F/K/A ADVENTURE HOLDINGS, S.A.)

                          AMENDED AND RESTATED BY-LAWS

                        As Adopted _______________, 2005


                                   ARTICLE I
                                     OFFICES

         The principal place of business of the Corporation shall be at such place or places as the Board of Directors (the "Board") shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board may from time to time appoint or the business of the Corporation may require.


                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. ANNUAL MEETING: The annual meeting of shareholders of the Corporation shall be held in each year, on such day and at such time and place within or without the Marshall Islands as the Board may determine for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The Chairman or, in the Chairman's absence, another person designated by the Board shall act as the Chairman of all annual meetings of shareholders.

         SECTION 2. NATURE OF BUSINESS AT ANNUAL MEETINGS OF SHAREHOLDERS: No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 2 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 2 of this Article II.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the "Secretary").

         To be timely, a shareholder's notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred twenty (120) days nor more than one-hundred eighty (180) days prior to the one year anniversary of the mailing date of the proxy materials for the immediately preceding annual


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meeting of shareholders or any such later deadline as may be required in the rules promulgated by the United States of America Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding the solicitation of proxies. In no event shall the public disclosure of any adjournment of an annual meeting of the shareholders commence a new time period for the giving of the shareholder's notice described herein.

         To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a Director at an annual meeting must comply with Article III,
Section 3 of these By-Laws for such nomination or nominations to be properly brought before such meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in Section 2 of this Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 2 of this Article II shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         SECTION 3. SPECIAL MEETING: A special meeting of the shareholders may be called at any time by the Board, or by the Chairman, or by the President. No other person or persons are permitted to call a special meeting. No business may be conducted at the special meeting other than business brought before the meeting by the Board, the Chairman or the President. The Chairman or, in the Chairman's absence, another person designated by the Board shall act as the Chairman of all meetings of shareholders. If the Chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         SECTION 4. NOTICE OF MEETINGS: Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telegraph, cablegram, telex or teleprinter at least fifteen (15) but not more


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than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.

         SECTION 5. ADJOURNMENTS: Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 4 of this Article II.

         SECTION 6. QUORUM: At all meetings of shareholders, except as otherwise expressly provided by law, there must be present either in person or by proxy shareholders of record holding at least a majority of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

         SECTION 7. VOTING: Except as otherwise provided by applicable law, rules or regulations, the Corporation's Articles of Incorporation or elsewhere in these By-laws, if a quorum is present, the affirmative vote of at least a majority of the shares of stock represented at the meeting shall be the act of the shareholders. Notwithstanding the foregoing, at all meetings of shareholders for the election of directors, a plurality of the votes cast by the holders of shares entitled to vote in the election shall be sufficient to elect directors. At any meeting of shareholders, with respect to any matter, other than the election of directors, for which a shareholder is entitled to vote, each such shareholder shall be entitled to one vote for each share it holds. Each shareholder may exercise such voting right either in person or by proxy provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Shareholders may act by way of written consent in accordance with the provisions of Section 67 of the BCA.

         SECTION 8. FIXING OF RECORD DATE: The Board may fix a date not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such a meeting shall be determined, and all persons who were holders


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of record of voting shares at such time and no other shall be entitled to notice of and to vote at such meeting. The Board may fix a date not exceeding sixty
(60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.


                                  ARTICLE III
                                    DIRECTORS

         SECTION 1. POWERS: Except as otherwise provided by applicable law, rules or regulations, the affairs, business and property of the Corporation shall be managed by a Board of Directors.

         SECTION 2. HOW ELECTED: Except as otherwise provided by law or in
Section 4 of this Article III, the directors of the Corporation (other than the first Board of Directors if named in the Articles of Incorporation or designated by the incorporators) shall be elected at the annual meeting of shareholders. Except as otherwise provided in the Corporation's Articles of Incorporation, each director shall be elected to serve until the third succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his earlier resignation, removal or death.

         SECTION 3. NOMINATION OF DIRECTORS: Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Board nominations must be either selected, or recommended for the Board's selection, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors. Notwithstanding the foregoing, if the Nominating Committee is comprised of at least three members, one director who is not independent and is not a current officer or employee or an immediate family member of such person, may be appointed to the Nominating Committee, if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the Corporation and its shareholders, and the Board discloses, in the next annual meeting proxy statement (or annual report or equivalent, if the Corporation does not file an annual proxy statement) subsequent to such determination, the nature of the relationship and the reasons for that determination. A director appointed to the Nominating Committee pursuant to this exception may not serve for in excess of two years. The Corporation shall adopt a formal written charter or board resolution addressing the nominations process and such related matters as may be required under the federal securities laws of the United States of America.

         Shareholder nominations for director must be made by a shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 4 of Article II and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in Section 4 of Article III.



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         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred twenty (120) days nor more than one-hundred eighty (180) days prior to the one year anniversary of the mailing date of the proxy materials for the immediately preceding annual meeting of shareholders or any such later deadline as may be required in the rules promulgated by the SEC) to the Exchange Act regarding the solicitation of proxies.

         To be in proper written form, a shareholder's notice to the Secretary must set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in
Section 3 of this Article III. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         SECTION 4. VACANCIES: Except as otherwise provided by applicable law, rules or regulations, vacancies in the Board occurring by death, resignation, creation of new directorship, failure of the shareholders to elect the whole class of directors required to be elected at any annual election of directors or for any other reason, including removal of directors for cause, may be filled by the affirmative vote of at least a majority of the remaining directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board.

         SECTION 5. REGULAR MEETINGS: Regular meetings of the Board may be held at such time and place as may be determined by resolution of the Board and no


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notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

         SECTION 6. SPECIAL MEETINGS: Special meetings of the Board may, unless otherwise prescribed by law, be called from time to time by at least two directors stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the directors calling the meeting.

         SECTION 7. NOTICE OF SPECIAL MEETING: Notice of the special date, time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this
Section 7, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice be delivered to such director by mail, facsimile or hand delivery to his last known address. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before of after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

         SECTION 8. QUORUM: At least a majority of the directors at the time in office, present in person or by proxy or conference telephone, shall constitute a quorum for the transaction of business.

         SECTION 9. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 55 of the Business Corporation Act of the Marshall Islands (the "BCA"), by unanimous vote of the disinterested directors; or (ii) the material facts as to his relationship or interest and as to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

         SECTION 10. VOTING: Except as otherwise provided by applicable law, rules or regulations, the vote of at least a majority of the directors, present in person or conference telephone, at a meeting at which a quorum is present shall be the act of the directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing.



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         SECTION 11. COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES: The
Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.


                                   ARTICLE IV
                                   COMMITTEES

         SECTION 1. EXECUTIVE COMMITTEE AND OTHER COMMITTEES: The Board may, by resolution or resolutions passed by at least a majority of the entire Board, designate from among its members an executive committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these By-Laws, shall have and may exercise, to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have the power or authority to (i) fill a vacancy in the Board or in a committee thereof, (ii) amend or repeal any by-law or adopt any new by-law, (iii) amend or repeal any resolution of the entire Board, (iv) or increase the number of directors on the Board, or (v) remove any director. In addition, the Board may designate from among its members other committees to consist of two or more of the directors of the Corporation, each of which shall perform such functions and have such authority and powers as shall be delegated to such committee by said resolution or resolutions or as provided for in these By-Laws, except that only the executive committee may have and exercise the powers of the Board. Members of the executive committee and any other committee shall hold office for such period as may be prescribed by the vote of the Board, subject, however, to removal at any time by the vote of the Board. Vacancies in membership of such committees shall be filled by vote of the Board. Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when required.


                                   ARTICLE V
                                    OFFICERS

         SECTION 1. NUMBER AND DESIGNATION: The Board shall elect a Chairman, President, Chief Executive Officer, Secretary and Treasurer and such other officers as it may deem necessary. Officers may be of any nationality and need not be residents of the Marshall Islands. The officers shall be elected annually by the Board at its first meeting following the annual election of directors, (except that the initial officers may be named by the Board at its first meeting following such Board's appointment in the Articles of Incorporation or as designated by the incorporators) but in the event of the failure of the Board to so elect any officer, such officer may be elected at any subsequent meeting of the Board. The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board. The Board may at any meeting elect additional officers. Each officer shall hold office until the first meeting of the Board following the next annual election of directors and until his successor shall have been duly elected and qualified except in the event of


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the earlier termination of his term of office, through death, resignation, removal or otherwise. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired position of the term of such office by the Board at any regular or special meeting.

         SECTION 2. CHAIRMAN: The Chairman shall preside at all meetings of the Board and of the shareholders at which he or she shall be present. The Chairman shall have general executive powers, as well as the specific powers conferred by these Bylaws or by the Board of Directors. The Chairman shall perform all duties incident to the office of chairman of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

         SECTION 3. PRESIDENT: In the absence of the Chairman, the President of the Corporation shall preside at all meetings of the Board and of the shareholders at which he or she shall be present. The President shall have general executive powers, including all powers required by law to be exercised by a president of a corporation as such, as well as the specific powers conferred by these Bylaws or by the Board of Directors. The President shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

         SECTION 4. CHIEF EXECUTIVE OFFICER: In the absence of both the Chairman and the President, the Chief Executive Officer of the Corporation shall preside at all meetings of the Board and of the shareholders at which he or she shall be present. The Chief Executive Officer shall have general executive powers, as well as the specific powers conferred by these Bylaws or by the Board of Directors. The Chief Executive Officer shall perform all duties incident to the office of chief executive officer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

         SECTION 5. SECRETARY: The Secretary shall act as Secretary of all meetings of the shareholders and of the Board at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board, the Chairman, the President or the Chief Executive Officer.

         SECTION 6. TREASURER: The Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform other duties as may be assigned to him by the Board or President.



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         SECTION 7. OTHER OFFICERS: Officers other than those treated in
Sections 2 through 4 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

         SECTION 8. BOND: The Board shall have power to the extent permitted by law to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety as the Board may deem advisable.


                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

         SECTION 1. FORM AND ISSUANCE: The shares of the Corporation shall be represented by certificates in form meeting the requirements of law and approved by the Board. Certificates shall be signed by the President or a Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.

         SECTION 2. TRANSFER: The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation's stock, and may appoint transfer agents and registrars thereof.

         SECTION 3. LOSS OF STOCK CERTIFICATES: The Board may direct a new certificate of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct for indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


                                  ARTICLE VII
                                   DIVIDENDS

         SECTION 1. DECLARATION AND FORM: Dividends may be declared in conformity with applicable law by, and at the discretion of, the Board at any regular or special meeting. Dividends may be declared and paid in cash, stock or other property of the Corporation.


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                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 1. INDEMNIFICATION: Any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprises shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         SECTION 2. INSURANCE: The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these By-Laws


                                   ARTICLE IX
                                 CORPORATE SEAL

         SECTION 1. FORM: The Seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.


                                   ARTICLE X
                                   FISCAL YEAR

         SECTION 1. FISCAL YEAR: The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may by resolution designate.


                                   ARTICLE XI
                                   AMENDMENTS

         SECTION 1. AMENDMENTS: Except as otherwise provided by applicable law, rules or regulations, these By-Laws may only be amended, added to, altered or repealed, or new By-Laws may be adopted, solely pursuant to the Corporation's Articles of Incorporation.



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